EXHIBIT 3(b)

                                 RESTATED
                         ARTICLES OF INCORPORATION
                                    OF
                  CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                                 ARTICLE I

     The name of the corporation is Central Illinois Public
Service Company.  The date of incorporation is September 1, 1923.

                                ARTICLE II

     The object for which the corporation is formed is to engage in the business (a) of manufacturing, generating, producing, buying, transmitting, distributing and selling electric energy and artificial and natural gas for light, heat and power purposes, (b) of distributing and selling water, (c) of operating street railroads by means of electric or other power, except steam locomotives, (d) of distributing and selling heat by means of steam and/or water, (e) of manufacturing, storing, buying and selling ice and (f) of buying, selling and dealing in articles of merchandise.

                                ARTICLE III

     The duration of the corporation is perpetual.

                                ARTICLE IV

     The corporation shall have authority to issue the following classes of stock: (a) Cumulative Preferred Stock of the par value of $100 per share (hereinafter referred to as the "Cumulative Preferred Stock"), (b) Cumulative Preferred Stock without par value (hereinafter referred to as the "Cumulative No Par Preferred Stock") and (c) Common Stock without par value (hereinafter referred to as the "Common Stock"). The aggregate number of shares which the corporation shall have authority to issue is 49,600,000 as follows: (a) 2,000,000 shares of Cumulative Preferred Stock, (b) 2,600,000 shares of Cumulative No Par Preferred Stock, provided that the aggregate 'stated value' (as defined in the second paragraph of paragraph (2) of Section B of this ARTICLE IV) of the issued and outstanding shares of Cumulative No Par Preferred Stock shall not exceed $65,000,000 at any time and (c) 45,000,000 shares of Common Stock. The authorized shares of Cumulative Preferred Stock include the 150,000 shares of a series designated "4% Cumulative Preferred Stock," 75,000 shares of a series designated "4.90% Cumulative Preferred Stock," 50,000 shares each of three series designated, respectively, "4.25% Cumulative Preferred Stock," "4.92% Cumulative Preferred Stock" and "5.16% Cumulative Preferred Stock," 300,000 shares of a series designated "Cumulative Preferred Stock - Auction Series A," and 125,000 shares of a

series designated "6.625% Cumulative Preferred Stock" now issued and outstanding. All shares of Cumulative Preferred Stock shall constitute one class of stock and all shares of Cumulative No Par Preferred Stock shall constitute one class of stock, in each case regardless of the designation thereof. All shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock shall be of equal rank and shall confer equal rights upon the holders thereof, excepting only as to the Cumulative Preferred Stock as provided or referred to in the second sentence of paragraph (1) of Section A of this ARTICLE IV and as to the Cumulative No Par Preferred Stock as provided or referred to in the second sentence of paragraph (1) of Section B of this ARTICLE IV.

     The preferences, qualifications, limitations, restrictions and special or relative rights, in respect of the shares of each class, are as follows:

                       A. CUMULATIVE PREFERRED STOCK

     (1) The authorized shares of the Cumulative Preferred Stock (including all shares of authorized Cumulative Preferred Stock at any time having the status of authorized and unissued shares thereof) may be divided into and issued as shares of any series thereof now outstanding, or divided into and issued in one or more other series thereof, as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares thereof from the shares of all other series then outstanding; and all shares of the Cumulative Preferred Stock, irrespective of series, shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph
(1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a) the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

          (b) the prices at which, and the terms and conditions on which, shares may be redeemed; and

          (c) sinking fund provisions, if any, for the redemption or purchase of shares;
subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

     (2) The holders of the Cumulative Preferred Stock from time to time outstanding shall be entitled to receive, in respect of each share held, dividends upon the par value thereof at the rate or rates applicable thereto, payable quarter-yearly on March 31, June 30, September 30 and December 31 in each year, or on such other dates in each year, or payable for such other dividend periods and on such dates, as may be fixed by the Board of Directors of the corporation or provided in the Articles of Incorporation, but only when and as declared by the Board of Directors out of surplus or net profits of the corporation available for the payment of dividends. Such dividends shall be cumulative in respect of each share from (and including) the date of issue thereof, and shall be paid, or declared and set apart for payment, before any dividend shall be declared or paid on or set apart for the Common Stock, so that, if for any past or current period dividends on the Cumulative Preferred Stock shall not have been paid or declared and set apart for payment, the deficiency shall be fully paid or declared and funds set apart for the payment thereof before any dividends shall be declared or paid on or set apart for the Common Stock. The holders of the Cumulative Preferred Stock shall not be entitled to receive any dividends thereon except dividends at the applicable rate or rates. No dividend shall at any time be paid on or set apart for any share of Cumulative Preferred Stock in respect of a dividend period unless at the same time there shall be paid on or set apart, for all shares of Cumulative Preferred Stock and all shares of Cumulative No Par Preferred Stock then outstanding and having a dividend period ending on the same date, dividends in such amount that the holders of all such shares of Cumulative Preferred Stock and the holders of all such shares of Cumulative No Par Preferred Stock shall receive or have set apart for them a uniform percentage of the full annual dividend to which they are, respectively, entitled and unless all dividends on the Cumulative Preferred Stock and Cumulative No Par Preferred Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. It shall be a condition precedent to the declaration by the Board of Directors and the payment of dividends on the Common Stock, that all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series. No funds shall be paid into or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of any series unless all dividends on the Cumulative Preferred Stock and on the Cumulative No Par Preferred

Stock, for all preceding dividend periods, shall have been fully paid or declared and funds set apart for the payment thereof. All shares of Cumulative Preferred Stock, regardless of designation, shall constitute one class of stock and, excepting only as to the rate or rates of dividends payable thereon, the dividend periods and dividend payment dates applicable thereto, the redemption prices thereof and the sinking fund provisions thereof, shall be of equal rank and confer equal rights upon the holders thereof. All shares of Cumulative Preferred Stock bearing the same distinctive series designation at any time outstanding shall constitute one series of Cumulative Preferred Stock and all shares of any one series of Cumulative Preferred Stock shall be alike in all respects. When full cumulative dividends upon the Cumulative Preferred Stock and the Cumulative No Par Preferred Stock of all series then outstanding, for all past periods and for the current period shall have been paid or declared and set apart for payment, and all amounts required to be paid or set aside for any sinking fund for the redemption or purchase of shares of Cumulative Preferred Stock and Cumulative No Par Preferred Stock of all series then outstanding, with respect to all preceding sinking fund dates or periods, shall have been paid or set aside in accordance with the terms of the shares of such series, the Board of Directors may declare dividends on the Common Stock of the corporation, subject to the restrictions hereinafter contained, and not otherwise.

     (3) In the event of the liquidation, dissolution or winding up, whether voluntary or involuntary, of the corporation, the holders of shares of Cumulative Preferred Stock shall be entitled to be paid in full, out of the net assets of the corporation, the par value of their shares plus an amount equal to the accrued dividends on such shares, before any amount shall be paid to the holders of shares of the Common Stock. After such payment in full to the holders of shares of Cumulative Preferred Stock, and after payment in full to the holders of Cumulative No Par Preferred Stock of the amounts payable to them respectively in the event of any such liquidation, dissolution or winding up of the corporation, the remaining assets and profits shall be divided among and paid to the holders of shares of Common Stock.

     (4) The corporation, on the sole authority of its Board of Directors, shall have the right at any time or from time to time to redeem and retire all or part of the Cumulative Preferred Stock or all or part of the shares of one or more series of Cumulative Preferred Stock upon and by the payment to the holders of the shares to be redeemed or upon and by setting aside, as hereinafter provided, for the benefit of such holders, the redemption price or prices fixed for the shares to be redeemed, which (a) in the case of shares of 4% Cumulative Preferred Stock shall be $101 per share plus accrued dividends to the date of redemption, (b) in the case of shares of 4.92% Cumulative Preferred Stock shall be $103.50 per share plus accrued dividends

to the date of redemption, (c) in the case of shares of 4-1/4% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (d) in the case of shares of 5.16% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (e) in the case of shares of 4.90% Cumulative Preferred Stock shall be $102 per share plus accrued dividends to the date of redemption, (f) in the case of shares of Cumulative Preferred Stock - Auction Series A shall be as specified in paragraph (9) of this Section A, and
(g) in the case of shares of 6.625% Cumulative Preferred Stock shall be $100 per share plus accrued dividends to the date of redemption, provided that none of the shares of 6.625% Cumulative Preferred Stock may be redeemed prior to October 1, 1998; provided, however, that, as to the Cumulative Preferred Stock to be so redeemed, notice of every such redemption shall be given at such time, in such form and in such manner as may have been determined and fixed for such stock by the Board of Directors of the corporation at the time of establishment of such stock or, if such matters have not been so determined and fixed by the Board of Directors, not less than thirty (30) days previous to the date fixed for redemption, notice of the intention of the corporation to redeem such stock, specifying the designation of the shares to be redeemed and the date and place of redemption, shall be deposited in a United States post office or mail box at any place in the United States addressed to each holder of record of the shares to be redeemed at his address as the same appears upon the records of the corporation; but in mailing such notice unintentional omissions or errors in names and addresses shall not impair the validity of the notice of redemption. In case of the redemption of less than all the outstanding shares of any series of the Cumulative Preferred Stock, the shares of such series to be redeemed shall be chosen by proration (as nearly as may be without the issue of fractional shares), by lot, or in such other equitable manner as may be prescribed by resolution of the Board of Directors. The corporation may deposit with a bank or trust company, which shall be named in the notice of redemption, shall be located in the City of Chicago, Illinois, or in the City of New York, New York, and shall then have capital, surplus and undivided profits of at least $1,000,000, the aggregate redemption price of the shares to be redeemed, in a special account or in trust, as the corporation may determine, for the payment on or before the redemption date to or upon the order of the holders of such shares, upon surrender of the certificates for such shares. Such deposit may, at the option of the corporation, be upon terms whereby in case the holder of any shares called for redemption shall not, within ten years after the date fixed for redemption of such shares, claim the amount on deposit with any bank or trust company for the payment of the redemption price of said shares, such bank or trust company shall on demand pay to or upon the written order of the corporation, or its successor, the amount so deposited and thereupon such bank or trust company shall be released from any and all further

liability with respect to the payment of such redemption price and the holder of said shares shall be entitled to look only to the corporation or its successor for the payment thereof. Upon the giving of notice of redemption and upon the deposit of the redemption price, as aforesaid, or, if no such deposit is made upon the redemption date (unless the corporation defaults in making payment of the redemption price as set forth in such notice), such holders shall cease to be stockholders with respect to said shares, and from and after the making of said deposit and the giving of said notice, or, if no such deposit is made, after the redemption date (the corporation not having defaulted in making payment of the redemption price as set forth in such notice), said shares shall no longer be transferable on the books of the corporation, and said holder shall have no interest in or claim against the corporation with respect to said shares, but shall be entitled only to receive on the date fixed for redemption, the redemption price of the shares, without interest thereon, from said bank or trust company, if deposited therewith as aforesaid and not repaid to the corporation, and otherwise from the corporation, upon surrender of the certificates as aforesaid.

     Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Cumulative Preferred
Stock.

     (5) So long as any shares of Cumulative Preferred Stock of any series are outstanding, the corporation shall not, without the affirmative vote of the record holders of two-thirds of the outstanding shares of Cumulative Preferred Stock of all series, voting separately as one class:

          (a) Amend the provisions of the Articles of Incorporation so as to create or authorize any stock ranking prior in any respect to the Cumulative Preferred Stock or any security convertible into shares of such stock; or issue any such stock or convertible security; or


          (b) Change, by amendment to the Articles of Incorporation, or otherwise, the terms and provisions of the Cumulative Preferred Stock so as to affect adversely the rights and preferences of the holders thereof; provided, however, that if any such change will affect adversely the holders of one or more, but less than all, of the series of Cumulative Preferred Stock at the time outstanding, the consent only of the holders of at least two-thirds of the total number of shares of each series so adversely affected shall be required; or

          (c) Issue any shares of the Cumulative Preferred Stock or shares of any stock ranking on a parity with the

     Cumulative Preferred Stock, or any securities convertible into shares of such stock, other than in exchange for, or for the purpose of effecting the redemption or other retirement of, shares of Cumulative Preferred Stock, of any stock ranking on a parity therewith, or of any such convertible securities, or any combination thereof, at the time outstanding, having an aggregate amount of par value and stated value of not less than the aggregate amount of par value or stated value of the shares to be issued, or other than in connection with the conversion of such convertible securities in accordance with their terms unless:

          (1) The gross income (determined in accordance with accepted accounting principles) of the corporation available for the payment of interest charges shall, for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the issue of such shares, have been at least one and one-half (1-1/2) times the sum of (i) the interest for one year, adjusted by provision for amortization of debt discount and expense, or of premium, as the case may be, on all funded indebtedness and notes payable of the corporation maturing more than twelve months after the date of issue of such shares or convertible securities which shall be outstanding at the date of the issue of such shares or convertible securities, and
          (ii) an amount equal to the dividend requirement for one year on all shares of Cumulative Preferred Stock and on all other shares of stock, if any, ranking prior to or on a parity with the Cumulative Preferred Stock, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued, (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities), provided that for purposes of making the calculation required by the foregoing provisions of this subclause (1): (A) the "dividend requirement for one year" applicable to any series of Cumulative Preferred Stock or such parity stock or convertible securities proposed to be issued which will have dividends determined according to an adjustable, floating or variable rate, the dividend rate used shall be the dividend rate to be applicable to such series of Cumulative Preferred Stock or such parity stock or convertible securities on the date of such issuance and
          (B) the "interest for one year" on funded indebtedness or notes outstanding and the "dividend requirement for one year" on any outstanding shares of any series of Cumulative Preferred Stock or shares of stock, if any,

          ranking prior to or on a parity with the Cumulative Preferred Stock, or securities convertible into such stock, and having interest or dividends determined according to an adjustable, floating or variable rate, the interest or dividend rate used shall be the daily weighted average annual interest or dividend rate applicable to such security (a) during any consecutive twelve-month period selected by the corporation, which period ends within 90 days prior to the issue of the shares or convertible securities proposed to be issued or (b) if the security has been outstanding for less than twelve full calendar months, during such shorter period beginning on the date of issuance of such security and ending on a date selected by the corporation, which date is not more than 45 days prior to the issue of the shares or convertible securities proposed to be issued;
          provided that if such security shall have been issued within 45 days prior to the issue of the shares or convertible securities proposed to be issued, the interest or dividend rate shall be that applicable on the date of issuance of such security; and

          (2) The capital represented by the Common Stock plus the surplus accounts of the corporation shall be not less than the aggregate amount payable on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all shares of Cumulative Preferred Stock and all shares of stock, if any, ranking prior thereto or on a parity therewith, which shall be outstanding after the issue of the shares or convertible securities proposed to be issued (including as outstanding for this purpose shares of Cumulative Preferred Stock or shares of such stock issuable on conversion of any such convertible securities).

     No consent of the holders of Cumulative Preferred Stock shall be required in respect of any transaction enumerated in this paragraph (5) if, at or prior to the time when such transaction is to take effect, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock at the time outstanding, the consent of which would otherwise be required hereunder.

     (6) So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not, without the affirmative vote of the record holders of a majority of the total number of shares of Cumulative Preferred Stock then outstanding:

          (a) Issue or assume any unsecured indebtedness, as hereinafter defined, for any purpose, other than the refunding of secured or unsecured indebtedness theretofore created or assumed by the corporation and then outstanding, or the retiring, by redemption or otherwise, of shares of the Cumulative Preferred Stock or shares of any stock ranking prior thereto or on a parity therewith, if immediately after such issue or assumption the total principal amount of all unsecured indebtedness issued or assumed by the corporation and then outstanding would exceed twenty per centum (20%) of the aggregate of (i) the total principal amount of all bonds or other securities representing secured indebtedness issued or assumed by the corporation and then outstanding and (ii) the total of the capital and surplus of the corporation, as then recorded on its books; or

          (b) Merge or consolidate with any other corporation or corporations or sell or lease all or substantially all of the assets of the corporation unless such merger, consolidation, sale or lease, or the issue or assumption of all securities to be issued or assumed in connection therewith, shall have been ordered, approved or permitted by all regulatory bodies, federal and state, then having jurisdiction in the premises.

     "Unsecured indebtedness" as that term is used in this paragraph (6) shall mean all unsecured notes, debentures or other securities representing unsecured indebtedness (whether having a single maturity, serial maturities or sinking fund or other similar periodic principal or debt retirement payment provisions) which have a final maturity date, determined as of the date of issuance or assumption thereof by the corporation, of less than two years.

     No consent of the holders of the Cumulative Preferred Stock shall be required, however, if, at or prior to the issue of any such securities representing unsecured indebtedness, or such consolidation, merger or sale, provision is made for the redemption or other retirement of all shares of Cumulative Preferred Stock then outstanding.

     No provision contained in this paragraph (6), or in paragraph (5) of this Section A, is intended or shall be construed to relieve the corporation from compliance with any applicable statutory provision requiring the vote or consent of a greater number of the outstanding shares of the Cumulative
Preferred Stock.

     (7) So long as any shares of the Cumulative Preferred Stock are outstanding, the corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock)

or make any distribution on or purchase or otherwise acquire for value any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "common stock dividend"), except to the extent permitted by the following provisions of this paragraph (7):

          (a) No common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending on (and including) the date of the declaration of such common stock dividend, would in the aggregate exceed fifty per centum (50%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend, if at the end of such calendar month the ratio (herein referred to as the "capitalization ratio") of the Common Stock Equity (as hereinafter defined) of the corporation, to the total capital (as hereinafter defined) of the corporation shall be less than twenty per centum (20%).


          (b) If such capitalization ratio, determined as aforesaid, shall be twenty per centum (20%) or more, but less than twenty-five per centum (25%), no common stock dividend shall be declared or paid in an amount which, together with all other common stock dividends declared in the year ending on (and including) the date of the declaration of such common stock dividend, would exceed seventy-five per centum (75%) of the net income of the corporation available for dividends on its Common Stock for the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such common stock dividend.

          (c) If such capitalization ratio, determined as aforesaid, shall be in excess of twenty-five per centum (25%), no common stock dividend shall be declared or paid which would reduce such capitalization ratio to less than twenty-five per centum (25%) except to the extent permitted by the next preceding paragraphs (a) and (b) hereof.

     "Common Stock Equity", as that term is used in this paragraph (7) shall consist of the sum of (1) the capital represented by the issued and outstanding shares of Common Stock (including premiums on Common Stock) and (2) the surplus accounts of the corporation, less (i) any excess of the value, as recorded on the corporation's books, over the original cost, as determined or approved by the regulatory commission having jurisdiction thereof, of used and useful electric and gas utility plant and property, unless (a) such excess is being amortized or provided for by reserves, or (b) such excess has been held, by final order

of a court having jurisdiction or of the regulatory bodies having jurisdiction, to constitute an asset which need not be amortized or provided for by reserves, and (ii) any amount by which the aggregate amount payable, on the involuntary dissolution, liquidation or winding up of the corporation, in respect of all outstanding shares of stock of the corporation having a preference as to dividends over the Common Stock exceeds the aggregate par or stated value of such outstanding shares, unless such excess is being amortized, or provided for by reserves, and
(iii) any items such as debt discount, premium and expense, capital stock discount and expense and similar items, classified as assets on the balance sheet of the corporation, unless such items are being amortized, or provided for by reserves or unless and to the extent that such items are not required to be written off or amortized by the uniform systems of accounts applicable thereto prescribed by the regulatory bodies having jurisdiction. The "total capital of the corporation" shall consist of the sum of (i) the principal amount of all outstanding indebtedness of the corporation maturing one year or more after the date of the issue thereof and (ii) the par or stated value of all outstanding capital stock (which shall include premiums on capital stock, notwithstanding anything in this ARTICLE IV to the contrary) of all classes of the corporation, and (iii) all surplus accounts of the corporation. The "net income of the corporation available for dividends on its Common Stock" for any period shall be determined by deducting from the sum of the operating revenues and income from investments and other miscellaneous income for such period, all operating expenses for such period, including maintenance and provision for depreciation as recorded on the books of the corporation (but not less than an amount equal to fifteen per centum (15%) of the gross operating revenues of the corporation less the cost of electric energy and gas purchased for resale, during such period), income and excess profits and other taxes, all proper accruals, interest charges, amortization charges, other proper income deductions and an amount equal to the dividend requirements for such period on all outstanding shares of stock of the corporation having a preference as to dividends over the Common Stock, all as shall be determined in accordance with such systems of accounts as may be prescribed by regulatory authorities having jurisdiction in the premises or, in the absence thereof, in accordance with sound accounting practices. All indebtedness and capital stock of the corporation owned by the corporation shall be excluded in determining total capital. Purchases or other acquisitions of Common Stock shall be deemed, for the purposes of this paragraph (7), to constitute a common stock dividend declared as of the date on which such purchases or acquisitions are consummated.

     (8) No share of stock or evidence of indebtedness shall be deemed to be "outstanding", as that term is used in paragraphs
(5), (6) and (7) of this Section A, if, prior to or concurrently with the event in reference to which a determination is to be


made as to the amount thereof outstanding, the requisite funds for the redemption thereof shall be deposited in a special account or in trust for that purpose and the requisite notice for the redemption thereof shall be given or the depositary of such funds shall be authorized and directed to give or complete such notice of redemption.

     (9) Cumulative Preferred Stock - Auction Series A. A series of the Cumulative Preferred Stock, designated as "Cumulative Preferred Stock - Auction Series A" was created and authorized by the Board of Directors of the corporation by resolution duly adopted by said Board at a meeting held on April 28, 1993 and 300,000 shares of Cumulative Preferred Stock - Auction Series A were authorized by said resolution to be issued by the corporation and have been issued and are now outstanding. Said resolution, which sets forth the terms, provisions and characteristics and the relative rights and preferences of the shares of Cumulative Preferred Stock - Auction Series A, is as follows:

     RESOLVED, by the Board of Directors of the Company, as follows:

                                 Section I

Establishment of Series and Designation Thereof

     An additional series of the Cumulative Preferred Stock of the Company, consisting of 300,000 shares, is hereby created and established out of the authorized and unissued shares of the Cumulative Preferred Stock of the par value of $100 per share, of the Company; said shares, and each share thereof, shall be designated "Cumulative Preferred Stock - Auction Series A" (the "New Preferred Stock"); and all of said 300,000 shares of the New Preferred Stock are hereby authorized to be issued by the Company.

     The rate of dividend per annum payable in respect of each share of the New Preferred Stock shall be paid on the par value of each such share at the rate determined as set forth below under "Determination of Dividend Rate", and dividends on the shares of the New Preferred Stock at said rates per annum shall be computed and shall be payable as set forth herein, and shall be cumulative from and including the date of issuance.

Rights upon Liquidation or Dissolution

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, if the assets available for distribution on the shares of the New Preferred Stock and on all other shares of Cumulative Preferred Stock shall be insufficient to pay the full amount to which all series of Cumulative

Preferred Stock shall be entitled pursuant to the liquidation rights thereof, the shares of the New Preferred Stock shall have the same rights and preferences and shall be of equal rank with, and shall confer rights equal to those conferred by, all other shares of the Cumulative Preferred Stock of the Company and the Company shall make a pro rata distribution payment on the shares of the New Preferred Stock and on each other series of Cumulative Preferred Stock in the same proportion that the total of the distributive amount payable on each other series of Cumulative Preferred Stock (including, in each case, an amount equal to accrued and unpaid dividends) bears to the aggregate of the total of the distributive amounts payable on the shares of the New Preferred Stock and on all other series of Cumulative Preferred Stock (including, in each case, an amount equal to accrued and unpaid dividends).

     The shares of the New Preferred Stock shall be subject to all the terms, provisions and restrictions set forth in the Restated and Amended Articles of Incorporation (as amended) of the Company (as the same may be amended from time to time, the "Articles") with respect to shares of the Cumulative Preferred Stock of the Company, and except only as to the rate of dividend per annum payable in respect of the shares of the New Preferred Stock, the redemption price or prices, the terms and conditions of redemption applicable to the shares of the New Preferred Stock and, to the extent permitted by law, the dates on which dividends on the New Preferred Stock shall be payable, the shares of the New Preferred Stock shall have the same relative rights and preference as, shall be of equal rank with and shall confer rights equal to those conferred by, all other shares of the Cumulative Preferred Stock of the Company.

Dividend Periods

     The Initial Dividend Period will commence on the Date of Original Issue and will end on June 29, 1993. Thereafter, and unless the Board of Directors of the Company shall designate a Short-Term Period, each succeeding Dividend Period will be a Quarterly Period.

     All Dividend Periods shall be Quarterly Periods unless (a) an appropriate amendment to the Articles (the "Dividend Period Amendment") is adopted which facilitates the payment of dividends other than on a quarterly basis and is made effective, (b) the Dividend Period Amendment is permitted under the laws of the State of Illinois and (c) the Board of Directors of the Company, effective as of the end of any Dividend Period, designates a Short-Term Period. If the Board of Directors of the Company designates a Short-Term Period, each subsequent Dividend Period will be a Short-Term Period.
     If designated by the Board of Directors, the initial Short-Term Period immediately following a Quarterly Period will end on the Designated Day, which will be not earlier than the 46th day and not later than the 98th day after the last day of the preceding Quarterly Period (in any case, subject to adjustment for non-Business Days and for a change in the Minimum Holding Period). Each subsequent Short-Term Period will commence on the day after the last day of such preceding Short-Term Period and will end (i) on the Designated Day in the seventh week thereafter, in the case of a 49-day Short-Term Period, or (ii) on the Designated Day in the thirteenth week thereafter, in the case of a 13-week Short-Term Period (in each case, subject to adjustment for a change in the Minimum Holding Period as described in the third succeeding paragraph and for non-Business Days and otherwise as described in the definition of Short-Term Period in Section II).

     In the absence of a designation by the Board of Directors of the Company to the contrary, each Quarterly Period will be followed by a Quarterly Period, each 49-day Short-Term Period will be followed by a 49-day Short-Term Period and each 13-week
Short-Term Period will be followed by a 13-week Short-Term
Period.

     If the Dividend Period Amendment to the Articles is adopted and made effective and a Short-Term Period has previously been designated by the Board of Directors of the Company, and without regard to the designation by the Board of Directors of the Company of the duration of the next Dividend Period, (i) if Sufficient Clearing Bids are not submitted in an Auction, then the Dividend Period following the date of such Auction will be a 49-day Short-Term Period and (ii) during a Non-Payment Period each Dividend Period will be a 49-day Short-Term Period (in each case, subject to adjustment for non-Business Days and for a change in the Minimum Holding Period) and the Applicable Rate will be the Default Rate; provided, however, the Applicable Rate shall be subject to the limitation of the fourth grammatical paragraph under "Determination of Dividend Rate" in this
Section I.

     In the event of a change in law altering the Minimum Holding Period, the length of each Short-Term Period commencing after the effective date of such change in law shall be adjusted so that the number of days in each such Short-Term Period shall equal or exceed the number of days in the then current Minimum Holding Period; provided that (i) each Short-Term Period that originally was a 49-day Short-Term Period shall not exceed by more than nine days the length of the then current Minimum Holding Period, (ii) the number of days in any Short-Term Period shall be evenly divisible by seven and (iii) the maximum number of days in any Short-Term Period shall not exceed 98 days. Upon any such change in the number of days in any Short-Term Period, the Company shall

give notice of such change to the Auction Agent and the Securities Depository.

     If the Company exercises its right to designate a Short-Term Period following a Quarterly Period or, during any Short-Term Period, to change the duration of the next Short-Term Period, it shall give written notice of such designation or change to the Auction Agent and to the Securities Depository prior to 1:00 P.M. New York City time, on (i) the fifth Business Day prior to the next Auction Date in the case of a change from a Quarterly Period to a Short-Term Period and (ii) the third Business Day prior to the next Auction Date in the case of a change in Short-Term Periods.

Dividend Payment Dates

     Dividends on shares of New Preferred Stock will accrue from the Date of Original Issue and will be payable in arrears for each Dividend Period, if, as and when declared, out of funds legally available therefor. Dividends for the Initial Dividend Period will be payable on the Initial Dividend Payment Date. Dividends for a Quarterly Period will be payable on the Quarterly Dividend Payment Date and dividends for a Short-Term Period will be payable on the Short-Term Dividend Payment Date.

     Dividends will be payable to holders of record as the same appear on the records of the Company on such date, not more than 30 days and not less than 10 days, as may be fixed by the Board of Directors, next preceding the Dividend Payment Date in the case of a Quarterly Period; and on the Business Day immediately preceding the Dividend Payment Date for such dividends in the case of a Short-Term Period; provided that during a Non-Payment Period such dividends shall be paid to such holders as their names appear on the records of the Company on such date as may be fixed by the Board of Directors (but not to exceed 15 days preceding such payment date).

Determination of Dividend Rate

     The dividend rate for the New Preferred Stock for the Initial Dividend Period will be 2.40% per annum. Dividend rates on the shares of New Preferred Stock for each Dividend Period after the Initial Dividend Period will be equal to the rate per annum that results from the Auction with respect to such Dividend Period as provided in Part III hereof, except as provided in the next succeeding three paragraphs. The total dividends per Unit payable for the Initial Dividend Period shall be computed by multiplying a fraction (the numerator of which shall be the number of days in the Initial Dividend Period and the denominator of which shall be 360) by the product of 2.40% and $100,000. The total dividends per Unit payable for any Quarterly Period shall be computed by dividing by four the product of the Applicable

Rate for such Dividend Period and $100,000. The total dividends per Unit payable for a Short-Term Period shall be computed by multiplying a fraction (the numerator of which shall be the number of days in such Short-Term Period and the denominator which shall be 360) by the product of the Applicable Rate for such Short-Term Period and $100,000.

     Subject to the limitation of the second succeeding paragraph, in the event of the failure by the Company to pay to the Auction Agent by 12:00 noon, New York City time (i) on any Dividend Payment Date the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date or (ii) on any redemption date the full redemption price to be paid on such redemption date for any share of New Preferred Stock after a notice of redemption has been given as provided in the Articles, and any such failure shall not have been cured within three Business Days thereafter, then (a) until such time as the full amount due shall have been paid to the Auction Agent, Auctions will be suspended and (b) the Applicable Rate for each Dividend Period commencing on or after any such Dividend Payment Date (or redemption date, as the case may be) shall be equal to the Default Rate for such Dividend Period. The foregoing shall continue until there shall occur a Dividend Payment Date on which the full amount of any dividends (whether or not earned or declared) payable on each Dividend Payment Date prior to and including such Dividend Payment Date, or the full amount of any redemption price then due, as the case may be, shall have been paid to the Auction Agent, and thereupon Auctions shall resume on the terms stated herein for Dividend Periods commencing with such Dividend Payment Date. With respect to any such failure, the "Default Rate," subject to the provisions described in the two next succeeding paragraphs, will be the higher of 275% of the Applicable AA Composite Commercial Paper Rate, determined as of the Business Day next preceding the date of such failure, and (i) if the Company has failed timely to pay dividends, the Applicable Rate in effect for the Dividend Period in respect of which such failure occurred, or (ii) if the Company has failed timely to pay the redemption price of shares of New Preferred Stock called for redemption, the Applicable Rate in effect on the Dividend Payment Date on which the applicable redemption date occurred. If any Auction is not held on an Auction Date for any reason (other than because of the discontinuation of Auctions due to a failure described above), the Applicable Rate therefor shall be the Maximum Rate determined as of such Auction Date. The period from the date of any such failure referred to in this paragraph until the Dividend Payment Date on which all amounts described above are paid is a "Non-Payment Period."

     Any failure referred to in the preceding paragraph with respect to the shares of New Preferred Stock shall be deemed to be cured and no Non-Payment Period will occur, if, as of 12:00 noon, New York City time, by the third Business Day next

succeeding any such failure, the Company shall have paid to the Auction Agent (i) in the case of a failure to pay dividends, dividends at a rate that will result in a dividend equal to the full amount of the dividends (whether or not earned or declared) originally required to be paid for the Dividend Period with respect to which such failure occurred, plus an amount equal to the product of (a) 275% of the Applicable AA Composite Commercial Paper Rate on the date of occurrence of such failure, (b) a fraction, the numerator of which shall be the actual number of days during which such failure exists and is not cured in accordance with this sentence (including the day such failure occurs and excluding the day such failure is cured) and the denominator of which shall be 360, and (c) the full amount of the dividends (whether or not earned or declared) originally required to be paid for the Dividend Period as to which such failure occurred, or (ii) in the case of a failure to pay the redemption price, the full amount of aggregate redemption price for the shares of New Preferred Stock that have been called for redemption, plus accumulated and unpaid dividends from the date of redemption to the date of such cure, plus a premium in an amount equal to the product of (a) 275% of the Applicable AA Composite Commercial Paper Rate on the Business Day on which the Company was required to pay the aggregate redemption price to the Auction Agent, (b) a fraction, the numerator of which shall be the number of days during which such failure exists and is not cured in accordance with this sentence (including the day such failure occurs and excluding the day such failure is cured) and the denominator of which shall be 360, and (c) $100,000 per Unit called for redemption.

          Notwithstanding anything to the contrary in this Resolution, the Applicable Rate for any Dividend Period on the New Preferred Stock shall not exceed 26% per annum; provided, however, that if an appropriate amendment to the Articles (the "Calculation Amendment") is adopted (including without limitation amendments to paragraph 5(c)(1) of Section A of Article IV of the Articles and, by reference to said paragraph, to paragraph (2)(d) of Section B of Article IV of the Articles) to provide a method for calculating the dividend rate on the Cumulative Preferred Stock and Cumulative No Par Preferred Stock having dividends determined on an adjustable, floating or variable rate basis, then from and after the date the Calculation Amendment becomes effective and the Company elects to remove such limitation (as evidenced by delivery to the Auction Agent of a certified copy of a resolution of the Board of Directors of the Company electing to remove such limitation and, to the extent required by the laws of the State of Illinois, the filing of such resolution as a supplement to this Resolution), the 26% limitation contained in this paragraph shall cease to be operative, and shall be of no force and effect.
Redemption Provisions

          At the option of the Company, shares of New Preferred Stock may be redeemed out of funds legally available therefor, in whole or from time to time in part, on any Dividend Payment Date at a redemption price of $100 per share ($100,000 per Unit), plus accrued and unpaid dividends, if any, on such share (without regard to whether any dividends on such share have been declared) to the date fixed for redemption. Shares of New Preferred Stock shall be redeemable only in whole Units.

          If shares of New Preferred Stock are to be redeemed, the notice of redemption shall be given to the holders of record of the New Preferred Stock to be redeemed as provided in paragraph (4) of Section A of Article IV of the Articles.

          The redemption price for shares of New Preferred Stock to be redeemed shall be paid on the date of such redemption to the respective holders of record of such shares as the same appear on the records of the Company.

Other Provisions

          The New Preferred Stock shall be issued, sold, transferred and redeemed only in whole Units.

          Notwithstanding anything contained herein to the contrary, no provision of this resolution which contemplates the payment of dividends on the New Preferred Stock on Dividend Payment Dates which are other than the respective dates on which dividends are paid or payable on all other shares of Cumulative Preferred Stock or Cumulative No Par Preferred Stock of the Company shall be of any force or effect unless such provision is permitted under the applicable laws of the State of Illinois.


                                SECTION II

                                DEFINITIONS

     (a) "Affiliate" shall mean any Persons known to the Auction
Agent to be controlled by, in control of, or under common control with, the Company.

     (b) "Agent Member" shall mean a member of the Securities
Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

     (c) "Applicable AA Composite Commercial Paper Rate", on any date, shall mean (i) with respect to a 49-day Short-Term Period,
(A) the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (B) if the Federal Reserve Bank of New York does not make available such rate, then the arithmetic average of the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, and as quoted, on a discount basis or otherwise, to the Auction Agent for the close of business on the Business Day immediately preceding such date by the Commercial Paper Dealers or (ii) with respect to a Quarterly Period or a 13-week Short-Term Period, the Interest Equivalent of the 90-day rate on such commercial paper as so determined. If either of the Commercial Paper Dealers does not quote a rate which is required to determine the Applicable AA Composite Commercial Paper Rate, the Applicable AA Composite Commercial Paper Rate shall be determined on the basis of quotations furnished by the remaining Commercial Paper Dealer and the Substitute Commercial Paper Dealer selected by the Company to provide such rate or, if the Company does not select any such Substitute Commercial Paper Dealer, solely by the remaining Commercial Paper Dealer. If the Company adjusts the number of days in any Short-Term Period as a result of a change in the Minimum Holding Period, then (x) if any such Short-Term Period shall have 70 or more days but fewer than 85 days, the rate will be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper and (y) if any such Short-Term Period shall have 85 or more days but fewer than 99 days, the rate will be the Interest Equivalent of the 90-day rate on such commercial paper.

     (d) "Applicable Rate"shall mean the rate per annum at which dividends are payable on shares of New Preferred Stock for any Dividend Period, other than the Initial Dividend Period, including such rate used during a Non-Payment Period; provided, however, the Applicable Rate shall be subject to the limitation of the fourth grammatical paragraph under "Determination of Dividend Rate" in Section I hereof.
     (e) "Auction" shall mean each periodic implementation of the Auction Procedures.

     (f) "Auction Agent" shall mean Chemical Bank, or any successor bank or trust company or other entity entering into an Auction Agent Agreement with the Company.

     (g) "Auction Agent Agreement" shall mean the agreement between the Company and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for the purposes of determining the Applicable Rate for New Preferred Stock.

     (h) "Auction Date" shall mean, with respect to each Dividend
Period (other than the Initial Dividend Period), the Business Day immediately preceding the commencement of such Dividend Period.


     (i) "Auction Procedures" shall mean the procedures for holding an Auction described in Section III.

     (j) "Available Units" shall have the meaning specified in Paragraph 4(a)(i) of Section III.

     (k) "Bid" shall mean a communication to a Broker-Dealer containing the information set forth in Paragraph 2(a)(i)(B) or Paragraph 2(a)(ii) of Section III, and "Bids" shall mean, collectively, every Bid.

     (l) "Bidder" shall mean an Existing Holder or a Potential
Holder placing an Order in an Auction.

     (m) "Bidders" shall mean all Existing Holders and all Potential Holders placing Orders in an Auction.

     (n) "Broker-Dealer" shall mean, on any date, any broker-dealer or other entity permitted by law to perform the functions required of a Broker-Dealer herein which is a member of, or a participant in, the Securities Depository, which has been selected by the Company and which has entered into a Broker-Dealer Agreement with the Auction Agent that is still effective on such date.

     (o) "Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures with respect to Auctions specified in Section III.

     (p) "Business Day" shall mean a day on which the New York
Stock Exchange is open for trading and which is not a day on which banks in New York City are authorized by law to close.

     (q) "Code" shall mean the Internal Revenue Code of 1986, as amended.


     (r) "Commercial Paper Dealers" shall mean Smith Barney,
Harris Upham & Co. Incorporated and Morgan Stanley & Co.
Incorporated or, in lieu thereof, their respective affiliates or successors that are engaged in the business of buying or selling commercial paper.

     (s) "Common Stock" shall mean the Company's Common Stock without par value.

     (t) "Cumulative No Par Preferred Stock" shall mean the
Company's Cumulative Preferred Stock without par value.

     (u) "Cumulative Preferred Stock" shall mean the Company's
Cumulative Preferred Stock, par value $100 per share.

     (v)  "Date of Original Issue" shall mean May 4, 1993.

     (w) "Default Rate" has the meaning specified in the second grammatical paragraph under "Determination of Dividend Rate" in
Section I hereof.

     (x) "Designated Day" shall mean, with respect to each Short-Term Period, the day of the week designated by the Board of Directors of the Company to be the last day of every Short-Term
Period.

     (y) "Dividend Payment Date" shall mean the Initial Dividend
Payment Date, a Quarterly Dividend Payment Date or a Short-Term
Dividend Payment Date.

     (z) "Dividend Period" shall mean either the Initial Dividend
Period, a Quarterly Period or a Short-Term Period.

     (aa) "Dividends-Received Deduction" shall mean the dividends-received deduction of section 243 (a)(1) of the Code, which entitles certain corporate taxpayers, under certain circumstances, to claim a deduction in an amount equal to 70% of the dividends received on shares of New Preferred Stock.

     (ab) "Existing Holder" shall mean a Person who has executed a Master Purchaser's Letter and who is listed as the beneficial owner of shares of New Preferred Stock in the records of the Auction Agent.

     (ac) "Hold Order" and "Hold Orders" shall have the respective meanings specified in Paragraph 2(a)(i)(A) of Section
III.
     (ad) "Initial Dividend Payment Date" shall mean June 30,
1993.

     (ae) "Initial Dividend Period" shall mean the period of time commencing on the Date of Original Issue and ending on June 29, 1993.

     (af) "Interest Equivalent" shall mean the equivalent yield on a 360-day basis of a discount basis security to an interest-bearing security.

     (ag) "Master Purchaser's Letter" shall mean a letter addressed to the Company, a remarketing agent, the Auction Agent, a Broker-Dealer, an Agent Member and other Persons, in which the executing Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and to sell shares of New
Preferred Stock as set forth herein.

     (ah) "Maximum Rate" shall mean, at any Auction, the rate obtained by multiplying the Applicable AA Composite Commercial Paper Rate on the date of such Auction by the applicable percentage set forth below based on the lower of the credit rating or ratings assigned to the New Preferred Stock by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or in the event that only one such rating shall be available, the applicable percentage will be based on such rating). Notwithstanding the foregoing, the Maximum Rate shall be subject to the limitation of the fourth grammatical paragraph under "Determination of Dividend Rate" in Section I hereof.

               Credit Rating
     _________________________________
                                             Applicable
          S&P               Moody's          Percentage
          ___               _______          __________

     AA- or Above        aa3 or Above             150%
     A- to A+            a3 to a1                 200%
     BBB- to BBB+        baa3 or baa1             225%
     Below BBB-          Below baa3               275%


     The Company will take all reasonable action necessary to enable Moody's and S&P to provide a rating for the New Preferred Stock. If either Moody's or S&P shall not make such a rating available, or neither Moody's nor S&P shall make such a rating available, Smith Barney, Harris Upham & Co. Incorporated and Morgan Stanley & Co. Incorporated, or their respective affiliates and successors, after consultation with the Company, will select

a nationally recognized securities rating agency (a "Substitute Rating Agency") or two nationally recognized securities rating agencies ("Substitute Rating Agencies") to act as a substitute rating agency or substitute rating agencies, as the case may be.

     (ai) "Minimum Holding Period" shall mean, on any date, the number of days in the minimum holding period required on such date for qualifying taxpayers to be entitled to the Dividends-Received Deduction (under most circumstances such period is currently 46 days under section 246(c) of the Code).

     (aj) "Minimum Rate" shall mean, on any Auction Date, the rate equal to 58% of the Applicable AA Composite Commercial Paper Rate in effect on such Auction Date; provided, however, the Minimum Rate shall be subject to the limitation of the fourth grammatical paragraph under "Determination of Dividend Rate" in
Section I hereof.

     (ak) "Moody's" shall mean Moody's Investors Service, Inc. or its successor.

     (al) "Non-Payment Period" has the meaning specified in the second grammatical paragraph under "Determination of Dividend
Rate" in Section I hereof.

     (am) "Order" shall mean a Bid, a Hold Order or a Sell Order.

     (an) "Orders" shall mean, collectively, the Bids, the Hold
Orders and the Sell Orders.

     (ao) "Outstanding Units" shall mean Units comprised of shares of New Preferred Stock previously issued by the Company except, without duplication, (i) any shares previously canceled or delivered to the Auction Agent for cancellation or redeemed or deemed to have been redeemed by the Company, (ii) any shares as to which the Company or any Affiliate shall be an Existing Holder, and (iii) any shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Company.

     (ap) "Person" shall mean an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     (aq) "Potential Holder" shall mean any Person, including any Existing Holder, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be a prospective purchaser of one or more Units (or, in the case of an Existing Holder, additional Units).
     (ar) "Quarterly Dividend Payment Date" shall mean for each Quarterly Period the last day of March, June, September or December which is the day after the last day of such Quarterly Period, unless such last day of the month is not a Business Day, in which case the Quarterly Dividend Payment Date shall be the Business Day following such day.

     (as) "Quarterly Period" shall mean a period of three months which commences on the day following the last day of the immediately preceding Dividend Period and ends on the day prior to the last day of each March, June, September or December next succeeding.

     (at) "Remaining Units" shall have the meaning specified in Paragraph 5(a)(iv) of Section III.

     (au) "S&P" shall mean Standard & Poor's Corporation or its successor.

     (av) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Company which agrees to follow the procedures required to be followed by such securities depository in connection with shares of New Preferred Stock.

     (aw) "Sell Order" and "Sell Orders" shall have the respective meanings specified in Paragraph 2(a)(i)(C) of Section
III.

     (ax) "Short-Term Dividend Payment Date" shall mean for each Short-Term Period the day after the last day of such Short-Term Period; provided that with respect to any such day (i) if such day and the last day of such Short-Term Period are Business Days but the day after such day is not a Business Day, then the Short-Term Dividend Payment Date will be the last day of such Short-Term Period and (ii) if (A) such day is not a Business Day or (B) such day is a Business Day but both the day after and the day before such day are not Business Days, then the Short-Term Dividend Payment Date shall be the first Business Day before such day that is immediately followed by a Business Day; provided further that if any Short-Term Dividend Payment Date so set would occur in a number of days after the immediately preceding Dividend Payment Date that would be less than the number of days in the then current Minimum Holding Period, the Short-Term Dividend Payment Date shall be the next Business Day that (x) is at least the number of days after the immediately preceding Dividend Payment Date which equals the then current Minimum Holding Period and (y) is immediately followed by a Business Day; and provided further that where the application of the foregoing principles would result in two consecutive Auction Dates with respect to 13-week Short-Term Periods occurring within 85 consecutive days, such Short-Term Dividend Payment Date shall be
changed so that the immediately preceding Auction Date will occur on the first Business Day after such 85th day.

     (ay) "Short-Term Period" shall mean (i) for the initial Short-Term Period, the period commencing on the day following the preceding Quarterly Period and ending on the Designated Day, which will be no earlier than the 46th day and no later than the 98th Day after the last day of the preceding Quarterly Period and
(ii) for each subsequent Short-Term Period the period commencing on the day after the last day of such preceding Short-Term Period and ending (x) on the Designated Day in the seventh week thereafter, in the case of a 49-day Short-Term Period, or (y) on the Designated Day in the thirteenth week thereafter, in the case of a 13-week Short-Term Period (in each case, subject to adjustment for a change in the Minimum Holding Period) and provided that, in the event of an adjustment to the Short-Term Dividend Payment Date for any Short-Term Period pursuant to the provisos in the definition of Short-Term Dividend Payment Date, such Short-Term Period shall be extended or shortened, as the case may be, so as to end on the last day immediately preceding such Short-Term Dividend Payment Date.

     (az) "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

     (ba) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in Paragraph 4(a) of Section III.

     (bb) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in Paragraph 4(a) of
Section III.

     (bc) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 4(a) of Section III.

     (bd) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in Paragraph 4(a) of
Section III.

     (be) "Substitute Commercial Paper Dealer" shall mean any commercial paper dealer that is a leading dealer in the commercial paper market which the Company may appoint from time to time with the consent of a Broker-Dealer or, in lieu thereof such commercial paper dealer's affiliates or successors.

     (bf) "Substitute Rating Agencies" has the meaning specified under the definition of "Maximum Rate" above.
     (bg) "Substitute Rating Agency" has the meaning specified under the definition of "Maximum Rate" above.

     (bh) "Sufficient Clearing Bids" shall have the meaning specified in Paragraph 4(a) of Section III.

     (bi) "Unit" shall mean 1,000 shares of New Preferred Stock.

     (bj) "Winning Bid Rate" shall have the meaning specified in Paragraph 4(a)(iii) of Section III.

                                SECTION III

                            AUCTION PROCEDURES

1.   Definitions

     Each capitalized term used in Section I or in this Section
III and not otherwise defined herein shall have the meaning ascribed to it in Section II.

2.   Orders by Existing Holders and Potential Holders.

     (a)  Prior to the Submission Deadline on each Auction Date:

       (i) each Existing Holder may submit by telephone to a Broker-Dealer information as to:

               (A) the number of Outstanding Units, if any, held by such Existing Holder that such Existing Holder desires to continue to hold for the next Dividend Period without regard to the rate determined by the Auction Procedures (a "Hold Order", collectively "Hold Orders");

               (B) the number of Outstanding Units, if any, that such Existing Holder desires to continue to hold for the next Dividend Period, provided that the rate determined by the Auction Procedures shall not be less than the rate per annum specified by such Existing Holder; and/or

               (C) the number of Outstanding Units, if any, held by such Existing Holder that such Existing Holder offers to sell without regard to the rate determined by the Auction Procedures for the next Dividend Period (a "Sell Order", collectively "Sell Orders"); and

      (ii) each Broker-Dealer, using a list of Potential Holders, in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, shall contact Potential Holders, including Persons that are


     not Existing Holders, on such list to determine the number of Outstanding Units, if any, that each such Potential Holder offers to purchase, provided that the rate determined by the Auction Procedures for the next
     Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

     (b)  On any Auction Date, (i) a Bid submitted by an Existing
Holder shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding Units specified in such Bid if the rate determined by the Auction
          Procedures on such Auction Date shall be less than the rate specified in such Bid; or

               (B)  such number or a lesser number of Outstanding
          Units to be determined as set forth in Paragraph
          5(a)(iv), if the rate determined by the Auction
          Procedures on such Auction Date shall be equal to the rate specified in such Bid; or

               (C) a lesser number of Outstanding Units than was specified in such Bid, to be determined as set forth in Paragraph 5(b)(iii), if the rate specified in such Bid shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

      (ii) a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

               (A) the number of Outstanding Units specified in such Sell Order; or

               (B)  such number or a lesser number of Outstanding
          Units as set forth in Paragraph 5(b)(iii) if Sufficient
          Clearing Bids do not exist.

     (iii) a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

               (A) the number of Outstanding Units specified in such Bid if the rate determined by the Auction
          Procedures on such Auction Date shall be higher than the rate specified in such Bid; or

               (B) such number or a lesser number of Outstanding Units as set forth in Paragraph 5(a)(v) if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified in such Bid.

     (c) On each Auction Date, the Auction Agent shall determine the Applicable AA Composite Commercial Paper Rate, the Maximum

Rate and the Minimum Rate and shall notify the Company and each Broker-Dealer of each such rate not later than 9:30 A.M. on such Auction Date or such other time on such Auction Date as specified by the Auction Agent with the consent of the Company (which consent shall not be unreasonably withheld).

3.   Submission of Orders by Broker-Dealers to the Auction Agent.

     (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction
Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

       (i)     the name of the Bidder placing such Order;

      (ii) the aggregate number of Units subject to such Order;

     (iii)     to the extent that such Bidder is an Existing
     Holder;

               (A) the number of Units, if any subject to any Hold Order placed by such Existing Holder;

               (B) the number of Units, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

               (C) the number of Units, if any, subject to any Sell Order placed by such Existing Holder; and

      (iv)     to the extent that such Bidder is a Potential
     Holder, the number of Units and the rate as specified in such Potential Holder's Bid.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction
Agent shall round such rate up to the next highest one-thousandth
(.001) of 1%.

     (c) If for any reason, an Order or Orders covering all the Outstanding Units held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Units held by such Existing Holder and not subject to Orders submitted to the Auction Agent.


     (d) If one or more Orders by an Existing Holder covering in the aggregate more than the number of Outstanding Units held by

such Existing Holder are submitted to the Auction Agent by one or more Broker-Dealers on behalf of such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

       (i) any Hold Orders submitted on behalf of such Existing Holder shall be considered valid up to and including, in the aggregate, the number of Outstanding Units held by such Existing Holder; provided that, if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Units subject to such Hold Orders exceeds the number of Outstanding Units held by such Existing Holder, the number of Units subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover only the number of Outstanding Units held by such Existing Holder.

     (ii) (A) any Bid submitted on behalf of an Existing Holder shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Units subject to valid Hold Orders of such Existing Holder referred to in Paragraph 3(d)(i);

               (B) subject to Paragraph 3(d)(ii)(A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate number of Outstanding Units subject to such Bids is greater than the excess referred to in Paragraph 3(d)(ii)(A), such Bids shall be considered valid up to the amount of such excess and the number of Units subject to such Bids shall be reduced pro rata so that such Bids shall cover only the number of Units equal to such excess;

               (C) subject to Paragraph 3(d)(ii)(A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in their entirety up to the excess referred to in Paragraph 3(d)(ii)(A) in the ascending order of their respective rates; and

               (D) in any such event specified in this Paragraph 3(d)(ii), the number, if any, of such Units subject to Bids not valid under this Paragraph 3(d)(ii) shall be treated as subject to a Bid by a Potential Holder; and

     (iii) any Sell Order shall be considered valid up to and including, in the aggregate, the excess of the number of Outstanding Units held by such Existing Holder over the sum of the Units subject to valid Hold Orders of such Existing

     Holder referred to in Paragraph 3(d)(i) and valid Bids by such Existing Holder referred to in Paragraph
     3(d)(ii).

     (e) In any Auction, if more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of Units specified therein.


     (f) Orders by Existing Holders and Potential Holders must specify a whole number of Units. An Order that does not specify a whole number of Units will not be considered a Submitted Order for purposes of the Auction.

4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

     (a) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted to it by the Broker-Dealers is referred to herein individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order", and collectively as "Submitted Hold Orders", "Submitted Bids" or "Submitted Sell Orders", as the case may be, or as "Submitted Orders") and shall determine:

       (i)     the excess of the total number of Outstanding
     Units over the number of Outstanding Units subject to Submitted Hold Orders (the "Available Units");

      (ii) from the Submitted Orders, whether the number of Outstanding Units subject to Submitted Bids by Existing Holders and Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of (A) the number of Outstanding Units subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate and (B) the number of Outstanding Units subject to Submitted Sell Orders;

(in the event of such excess or such equality (other than because the number of Units specified in each of Paragraphs 4(a)(i) and 4(a)(ii) is zero because all the Outstanding Units are subject to Submitted Hold Orders), such Submitted Bids in Paragraph 4(a)(ii) are herein referred to collectively as "Sufficient Clearing Bids"); and

     (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if

               (A) each Submitted Bid from Existing Holders specifying such Winning Bid Rate and all other

          Submitted Bids from Existing Holders
          specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the Outstanding Units subject to such Submitted Bids; and

               (B) each Submitted Bid from Potential Holders specifying such Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus requiring the Potential Holders to purchase the Outstanding Units subject to such Submitted Bids;

     would result in such Existing Holders described in Paragraph 4(a)(iii)(A) continuing to hold an aggregate number of Outstanding Units that, when added to the number of Outstanding Units to be purchased by such Potential Holders described in Paragraph 4(a)(iii)(B), would at least equal the Available Units.

     (b) in connection with any Auction and promptly after the Auction Agent has made the determinations pursuant to Paragraph 4(a), the Auction Agent shall advise the Company of the applicable AA Composite Commercial Paper Rate and the Maximum Rate and, based on such determinations, of the Applicable Rate for the next Dividend Period and such other information as follows:

       (i) if Sufficient Clearing Bids exist, that the Applicable Rate for the next Dividend Period shall be equal to the Winning Bid Rate so determined;

      (ii) if Sufficient Clearing Bids do not exist (other than because all the Outstanding Units are subject to Submitted Hold Orders), that the Applicable Rate for the next Dividend Period shall be equal to the Maximum Rate; or

     (iii) if all the Outstanding Units are subject to Submitted Hold Orders, that the Applicable Rate for the next
     Dividend Period shall be equal to the Minimum Rate.

5.   Acceptance and Rejection of Submitted Bids and Submitted
     Sell Orders and Allocation of Units.

     Based on the determinations made pursuant to paragraph 4(a), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

     a) if Sufficient Clearing Bids have been made, subject to the provisions of Paragraphs 5(d) and 5(e), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the

following order of priority and all other Submitted Bids shall be rejected:

       (i) the Submitted Sell Orders of each Existing Holder shall be accepted and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units subject to such Sell Orders or Submitted Bids;

      (ii) the Submitted Bids of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units subject to such Submitted Bids;

     (iii) the Submitted Bids of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the number of Outstanding Units subject to such Submitted Bids;

      (iv) the Submitted Bids of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units subject to each such Submitted Bid, unless the number of Outstanding Units subject to all such Submitted Bids of Existing Holders shall be greater than the number of Outstanding Units (the "Remaining Units") equal to the excess of the Available Units over the number of Outstanding Units subject to Submitted Bids described in Paragraph 5(a)(ii) and 5(a)(iii), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell its Units, but only in an amount equal to the difference between (A) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid and (B) the number of Outstanding Units obtained by multiplying (x) the number of Remaining Units by (y) a fraction (the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate); and

       (v) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding Units obtained by multiplying the difference between the Available Units and the number of Outstanding Units subject to Submitted Bids described in Paragraphs

     5(a)(ii), 5(a)(iii) and 5(a)(iv) by a fraction (the numerator of which shall be the number of Outstanding Units subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the sum of the number of Outstanding Units subject to Submitted Bids that specified rates equal to the Winning Bid Rate submitted by all such Potential Holders).

     (b) If Sufficient Clearing Bids have not been made (other than because all the Outstanding Units are subject to Submitted Hold Orders), subject to the provisions of Paragraph 5(d), Submitted Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

       (i) the Submitted Bids of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing
     Holder to continue to hold the Outstanding Units subject to such Submitted Bids;

      (ii) the Submitted Bids of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Units subject to such Submitted Bids; and

     (iii) the Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, and each Submitted Sell Order of each Existing Holder shall be accepted, thus requiring such Existing Holder to sell the Outstanding Units subject to each such Submitted Bid or Submitted Sell Order, in both cases only in an amount equal to the difference between (A) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (B) the number of Outstanding Units obtained by multiplying (x) the difference between the Available Units and the aggregate number of Outstanding Units subject to Submitted Bids described in Paragraphs 5(b)(i) and 5(b)(ii) by (y) a fraction (the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Units subject to all such Submitted Bids and Submitted Sell Orders of Existing Holders).


     (c)  If all the Outstanding Units are subject to Submitted
Hold Orders, all Submitted Bids shall be rejected.

     (d) If, as a result of the procedures described in Paragraph 5(a) or 5(b), any Existing Holder would be entitled to

hold or required to sell, or any Potential Holder would be required to purchase, a fraction of a Unit on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Units to be held or sold by any Existing Holder or purchased by any Potential Holder on such Auction Date so that the number of Units held or sold by each Existing Holder or purchased by any Potential Holder on such Auction Date shall be a whole number of Units.

     (e) If, as a result of the procedures described in Paragraph 5(a), any Potential Holder would be entitled or required to purchase less than a whole Unit on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Units for purchase among Potential Holders so that only whole Units are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Units on such Auction Date.

     (f) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of Outstanding Units to be purchased and the aggregate number of Outstanding Units to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate numbers of Units to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, such Units.

6.   Miscellaneous.

     (a) So long as the Applicable Rate is based on the results of an Auction, an Existing Holder (i) may sell, transfer or otherwise dispose of shares of New Preferred Stock only in whole Units and only pursuant to a Bid or Sell Order in accordance with the procedures described herein, or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Auction Agent; provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer, and (ii) shall have the ownership of shares of New Preferred Stock held by it maintained in book-entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.

     (b) Neither the Company nor any Affiliate may submit an Order in any Auction.

     (c) All references to time of day refer to New York City time.
     (d) During a Non-Payment Period and during any period in which there shall not be a Securities Depository, shares of New Preferred Stock may be registered for transfer or exchange only in whole Units and new certificates issued upon surrender of the old certificates properly endorsed for transfer with (i) all necessary endorsers' signatures guaranteed in such manner and form as the Auction Agent (or such other transfer agent or registrar) may require by a guarantor reasonably believed by the Auction Agent (or such other transfer agent or registrar) to be responsible, (ii) accompanied by such assurances as the Auction Agent (or such other transfer agent or registrar) shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.


     (e)  During a Non-Payment Period the Company or an
Affiliate, at the option of the Company, may perform any of the functions to be performed by the Auction Agent or the Securities
Depository set forth herein.

     (f) The Board of Directors of the Company may interpret the provisions of these Auction Procedures to resolve any inconsistency or ambiguity which may arise or be revealed in connection herewith, and, if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors of the Company may, in appropriate circumstances, authorize the filing of a corrected Statement of Resolution Establishing Series.

     AND FURTHER RESOLVED, that prior to the issuance of any shares of the New Preferred Stock the Company shall execute and file (or cause to be filed) in the office of the Secretary of the State of Illinois such statement or certificate with respect to the New Preferred Stock as is required by The Business Corporation Act of Illinois, and, after such filing of said statement or certificate, the officers of the Company shall cause the duplicate original thereof, when returned to the Company by the Secretary of State, to be filed and recorded in the office of the Recorder of Deeds of the county in which the registered office of the Company is situated.

                   B. CUMULATIVE NO PAR PREFERRED STOCK

     (1) The authorized shares of Cumulative No Par Preferred Stock (including all shares of such stock at any time having the status of authorized and unissued shares of such stock) may be divided into and issued in one or more series as the Board of Directors of the corporation shall from time to time authorize. Each series shall be designated so as to distinguish the shares

thereof from the shares of all other series, and all shares of the Cumulative No Par Preferred Stock irrespective of series shall be identical except as to variations between different series in the relative rights and preferences thereof as permitted or contemplated by the next succeeding sentence of this paragraph (1). Authority is hereby expressly vested in the Board of Directors of the corporation to establish out of the authorized and unissued shares of Cumulative No Par Preferred Stock one or more series thereof and to fix and determine the following relative rights and preferences of the shares of any such series:

          (a) the rate or rates of dividend, which may be expressed in terms of a fixed rate or rates or formula or other method by which such rate or rates shall be calculated or ascertained from time to time, and the dividend periods, including the date or dates on which such dividends may be payable;

          (b) the prices at which, and the terms and conditions on which, shares of such series may be redeemed;

          (c) the amount payable upon shares of such series in the event of the involuntary liquidation, dissolution or winding up of the corporation and the amount payable upon shares of such series in the event of the voluntary liquidation, dissolution or winding up of the corporation;

          (d) sinking fund provisions, if any, for the redemption or purchase of shares of such series; and

          (e) the terms and conditions on which shares of such series may be converted, if such shares are issued with the privilege of conversion;

subject, however, to such restrictions as are, or may be, from time to time provided by law or contained in the Articles of Incorporation of the corporation or amendments thereto.

     Shares of any series of Cumulative No Par Preferred Stock may be issued for such consideration, not less than the aggregate preferential amount, other than accrued dividends, payable upon such shares in the event of the involuntary liquidation, dissolution or winding up of the corporation, as may be fixed by the Board of Directors prior to the time of such issuance and, except as otherwise determined by the Board of Directors in accordance with the provisions of the law of the State of Illinois applicable thereto, the entire amount of such consideration shall constitute stated capital in respect of such shares.
     (2) The provisions heretofore set forth (a) in paragraph (2) [other than the reference in the first sentence of said paragraph
(2) to the "par value" of the Cumulative Preferred Stock, which for purposes of the Cumulative No Par Preferred Stock shall be deemed to be a reference to the stated value of the Cumulative No Par Preferred Stock and other than the provisions of the seventh sentence of said paragraph (2)], (b) in paragraph (3) [other than those provisions of the first sentence of said paragraph (3) specifying the amount payable to holders of shares of Cumulative Preferred Stock in the event of the liquidation, dissolution or winding up of the corporation], (c) in paragraph (4) [other than those provisions of the first sentence of said paragraph (4) specifying the specific redemption prices of the shares of each of the various series of the Cumulative Preferred Stock], and (d) in paragraphs (5) through (8), inclusive, of Section A of this
ARTICLE IV shall be applicable in all respects to the Cumulative No Par Preferred Stock and any reference in any of said paragraphs to "Cumulative Preferred Stock" shall in each instance include, within the meaning of that term, the Cumulative No Par Preferred Stock.

     The preferential amount, other than accrued dividends, payable on any share of Cumulative No Par Preferred Stock in the event of the involuntary liquidation, dissolution or winding up of the corporation shall constitute the "stated value" in respect of such share for all purposes of this ARTICLE IV. The stated value of each share of each series of Cumulative No Par Preferred Stock shall be fixed by the Board of Directors of the corporation in the resolution establishing such series.

                              C. COMMON STOCK

     Shares without par value of Common Stock may be issued by the corporation from time to time for such consideration, as provided by law, as may be fixed from time to time by the Board of Directors of the corporation.

                           D. GENERAL PROVISIONS

     (1) No holder of capital stock of the corporation shall have a preemptive right to purchase, acquire or subscribe to any capital stock or other securities issued or sold by the corporation, including any such capital stock or other securities now or hereafter authorized.

     (2) The term "accrued dividends" shall be deemed to mean, in respect of any share of Cumulative Preferred Stock or Cumulative
No Par Preferred Stock as of any given date, the amount of divi-

dends payable on such share, computed, at the dividend rate or rates applicable to such share, from the date on which dividends thereon became cumulative to and including such given date, less the aggregate amount of all dividends which have been paid or

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which have been declared and set apart for payment on such share.
Accumulations of dividends shall not bear interest.

     (3) The corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, or to reclassify the same and to amend, alter, change or repeal any provision contained in its Articles of Incorporation, or in any amendment thereto, in the manner now or hereafter prescribed by law, but subject to such conditions and limitations as are hereinbefore prescribed, and all rights conferred upon stockholders in the Articles of Incorporation of the corporation, or any amendment thereto, are granted subject to this reservation.

     (4) Except as otherwise expressly set forth in the Articles of Incorporation of the corporation or as specifically required by law, any amendment to the Articles of Incorporation of the corporation requiring approval of shareholders shall be adopted upon receiving the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class or series of shares, if any, entitled to vote as a class on the amendment.

                                 ARTICLE V

     The corporation shall have and may exercise all the powers, rights and privileges which it is entitled to have and to exercise under the law of the State of Illinois; provided that the corporation shall not have or exercise the power to lease, exchange or sell all of its assets except upon the affirmative vote of the record holders of at least two-thirds of all of the outstanding capital stock of the corporation.

                                ARTICLE VI

     The corporation was incorporated under the name of Central Illinois Public Service Company on September 1, 1923, as a result of the consolidation, effective as of said date, of Central Illinois Public Service Company and Middle West Power Company. As of the date of adoption of these Restated and Amended Articles of Incorporation, the address of the corporation's registered office in the State of Illinois is 700 Jersey Street, Quincy (Adams County), Illinois 62301, and the name of the corporation's registered agent at said address is Reginald R. Ankrom. The number of shares of each class issued on the date of filing these Restated and Amended Articles of Incorporation is 25,452,373 shares of Common Stock, 800,000 shares of Cumulative Preferred Stock and no shares of Cumulative No Par Preferred Stock and the paid-in capital of the corporation as of such date is $201,281,893.58. These Restated and Amended Articles of Incorporation are a restatement of the Articles of Incorporation of the corporation, as heretofore and hereby amended.

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